UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2025

Yoshiharu Global Co.

(Exact name of registrant as specified in its charter)

Delaware	001-41494	87-3941448
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6940 Beach Blvd., Suite D-705

Buena Park, CA 90621

(Address of principal executive offices and zip code)

(714) 694-2403

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	YOSH	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02; Appointment of Certain Officers

On March 17, 2025, the Board of Directors (the “Board”) of Yoshiharu Global Co., a Delaware corporation (the “Company”) appointed Mr. Sungjoon Chae to fill the vacancy on the Board created by the departure of Mr. Jay Kim. Mr. Chae will serve on the Board until the Company’s next annual stockholder meeting or until his successor has been duly appointed and qualified or until his earlier death, resignation, retirement, disqualification, removal from office or other cause. He will not serve on any of the committees of the Board.

Mr. Chae is a distinguished architect and urban designer dedicated to shaping sustainable and innovative spaces that enhance the human experience. With a deep understanding of the interplay between space, architecture and urban environments, he has consistently delivered designs that merge aesthetic appeal with functionality. Mr. Chae is currently CEO of Grundot and a former adjunct professor at Hongik University. Mr. Chae has amassed extensive experience working with some of the world’s most renowned architectural firms, including Steven Holl Architects, Weiss/Manfredi, and Michael Maltzan Architecture, where he played a key role as a Senior Designer and Project Designer. His portfolio spans a diverse range of high-profile projects, such as the 94-unit apartment building ‘Meander’ in Helsinki, Finland, the Franklin & Marshall Fine Arts Building in Lancaster, PA, the Tulane University Dining Common in New Orleans, the master plan for the U.S. Embassy in New Delhi, India, and the Malibu Beach House in California. Mr. Chae holds a Master of Architecture in Urban Design from the Harvard Graduate School of Design and a Master and Bachelor of Architecture from the Illinois Institute of Technology.

Mr. Chae will not be compensated for his service on the Board.

There are no family relationships between Mr. Chae and any director or executive officer of the Company and he was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person.

Mr. Chae is the chairman of BS1 Fund (“BS1”), an investment entity which has committed to entering into an exchange agreement with the Company pursuant to which BS1 would provide the Company with $1,100,000 in order to pay off and cancel a promissory note held by Crom Structured Opportunities Fund I, LP (the “Crom Note”). The Crom Note held a principal amount of $1,100,000 including interest accumulated thereon. In exchange, BS1 shall receive 440,000 shares of the Company’s Class A common stock, par value $0.0001 per share at a price per share of $2.50 per share.

Item 7.01. Regulation FD Disclosure

On March 20, 2025, the Company issued a press release announcing the appointment of Mr. Sungjoon Chae. A copy of the press release is furnished herewith as Exhibit 99.1 to the Current Report on Form 8-K. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 20, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2025

YOSHIHARU GLOBAL CO.

By:	/s/ James Chae
Name:	James Chae
Title:	Chief Executive Officer